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                                                                    EXHIBIT 23.3

                                     CONSENT

            We consent to the inclusion in this registration statement on Form S-4 (File No. 333-110504) of our report, which contains an explanatory paragraph relating to the Neurologix's ability to continue as a going concern, dated October 14, 2003 except for notes 2 and 8 which are as of December 18, 2003, on our audits of the financial statements of Neurologix, Inc. as of December 31, 2002 and 2001, and for each of the years in the three-year period ended December 31, 2002 and the period from February 12, 1999 (date of inception) to December 31, 2002. We also consent to the references to our firm under the captions "Experts," "Summary Selected Historical Financial Data of Neurologix," and "Selected Historical Financial Data of Neurologix."

                                   /s/ J.H. Cohn LLP
                                       J.H. COHN LLP

Roseland, New Jersey
January 6, 2004